Exhibit 99.1

KNIGHT CAPITAL GROUP ANNOUNCES $505 MILLION INCREASE TO SHARE REPURCHASE PROGRAM

Increase brings total authorization to $1 billion; over the past five years, the company has completed $460 million in share repurchases

JERSEY CITY, New Jersey (July 18, 2007) – Knight Capital Group, Inc. (Nasdaq: NITE) today announced that its Board of Directors has authorized the repurchase of up to an additional $505 million of the company’s outstanding common shares. Knight plans to fund the program using cash flow from earnings and cash on hand. Additionally, the company may incur debt to finance the program. “Over the past five years Knight has returned over $460 million to its shareholders through share repurchases that have reduced our shares outstanding by more than 30%. At the same time, we’ve invested approximately $200 million in strategic acquisitions that have expanded our client roster, diversified our product portfolio and enhanced our competitive advantage,” said Thomas M. Joyce, Chairman and Chief Executive Officer of Knight Capital Group. “We believe Knight shares are an attractive investment. This new authorization, bringing the total program to $1 billion in share repurchases, highlights our continuing confidence in Knight’s prospects for long-term growth and shareholder value creation. We are pleased that this new authorization will allow us to return further value to our shareholders while optimizing our capital structure.”

Mr. Joyce added, “We are focused on executing our plan to deliver superior returns to our shareholders. As with our prior share repurchase authorizations, we will balance this program with the need to preserve our flexibility to pursue acquisitions or other investment opportunities that would improve Knight’s strategic position.”

The new share repurchase authorization is an increase to the existing $495 million program. The company has repurchased 47 million shares for $460 million through June 30, 2007.

Under the new authorization, Knight will repurchase the shares from time to time in open market transactions, accelerated stock buyback programs, tender offers, privately negotiated transactions or by other means. Repurchases may also be made under a Rule 10b5-1 plan. The timing and amount of repurchase transactions will be determined by the company’s management based on its evaluation of market conditions, share price, legal requirements and other factors. The program may be suspended, modified or discontinued at any time without prior notice.

About Knight

Knight Capital Group, Inc. (Nasdaq: NITE) is a leading financial services firm that provides voice and electronic access to the capital markets across multiple asset classes for buy-side, sell-side and corporate clients, and asset management for institutions and private clients. Our Global Markets business offers superior execution quality through natural liquidity, capital facilitation and trading technology, with comprehensive products and services that support the capital formation process. Our Asset Management business, Deephaven Capital Management, is a global multi-strategy alternative investment manager focused on delivering attractive risk-adjusted returns with low correlation to the broader markets. More information about Knight can be found at www.knight.com.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission including, without limitation, the risks and uncertainties detailed under the headings “Certain Factors Affecting Results of Operations” and “Risks Affecting our Business” in the Company’s Annual Report on Form 10-K. Other risk factors include those associated with pursuing the substantially increased repurchase program, including, without limitation, whether or not the Company will complete the share repurchase program during any particular time frame or at all, whether the Company’s cash flow from earnings and cash on hand will be sufficient to fund the share repurchase program, the effect of pursuing the program on the Company’s balance sheet, the impact of market conditions, trading restrictions and alternative requirements for available cash, and the possibility that pursuing the program will limit the ability of the Company to pursue other opportunities.

CONTACTS

Margaret Wyrwas Senior Managing Director, Corporate Communications & Investor Relations 201-557-6954 or mwyrwas@knight.com	Kara Fitzsimmons Vice President, Corporate Communications 201-356-1523 or kfitzsimmons@knight.com